Westell Technologies, Inc. Special Investor Presentation Regarding CNS Sale April 21, 2011 Westell Technologies, Inc. Special Investor Presentation Regarding CNS Sale April 21, 2011 Exhibit 99.3

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Safe Harbor Language
Safe Harbor Language
Cautionary Statement Regarding Forward-Looking Information
Certain statements contained herein that are not historical facts or that contain the words
“believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “plan”, “should”, or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, a further economic weakness in the United States economy and telecommunications market, the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), retention of key personnel and other risks more fully described in the Company’s SEC filings, including the Company’s Form 10-K for the fiscal year ended March 31, 2010 under the section entitled Risk Factors.

Overview of CNS Transaction
Overview of CNS Transaction
Transaction:  sale of substantially all assets of Customer Networking
Solutions (CNS) Division
•
Relates to revenue for the 12 months ended 12/31/10 of $39.5 million
Closing:  April 15, 2011
Purchaser:  NETGEAR, Inc.
Purchase consideration
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$33.5 million purchase price
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$32.9 million estimated ultimate net cash proceeds
Retained assets of CNS Division
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Verizon customer relationship and contract
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Applies to revenue for the 12 months ended 12/31/10 of $40.4 million
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Substantial FY12 revenue, but in contract wind-down mode
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Homecloud™
initiative

Transaction Rationale
Transaction Rationale
Sale captures significant value for Westell shareholders
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CNS product lines are largely commoditized
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CNS division made remarkable progress over two years but continues to face borderline profitability and ongoing marketplace challenges
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NETGEAR is better positioned to capitalize on recent CNS momentum
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Sale price is 85% of TTM revenue addressed by the sale transaction
(a)
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Tax on gain is mostly shielded by Westell NOL’s
(a)  Trailing Twelve Months as of 12/31/10.  TTM operating profit was negative.
0
20
40
60
80
100
12 months ended March 31, 2009 12 months ended March 31, 2010 9 months ended December 31, 2010
Revenue Retained Revenue Sold
CNS Revenue $ millions

Transaction Rationale
Transaction Rationale
Transaction allows Westell to focus on two profitable businesses
•
Outside Plant Systems (OSP) is a well-positioned, highly attractive platform that the Company would like to invest in and grow, both organically and inorganically
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Conference Plus (CP) is a well-run niche player which has generated steady profits and cash flow
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Homecloud remains a high-potential product development opportunity
(8)
(6)
(4)
(2)
0
2
4
6
8
Jun-08 Sep-08 Dec-08 Mar-09 Jun-09 Sep-09 Dec-09 Mar-10 Jun-10 Sep-10 Dec-10
CNS OSP CP Consolidated
Operating Profit $ millions

Post-Closing Perspective
Post-Closing Perspective
CNS will continue as an operating division
•
Retained CNS business expected to generate significant, committed revenue through approximately two-thirds of FY12
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Gross margin on this revenue expected to be reasonably typical for CNS
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Homecloud expected to spend about $2.5 million in FY12 as a CNS initiative
Westell will receive payments for rent and transition services (at cost) from
NETGEAR, anticipated for 6-12 months.
NETGEAR will provide certain services to Westell, as needed, at cost
Westell costs formerly carried by the full CNS division otherwise will need to be reduced or be absorbed by the remaining businesses
•
Fixed and semi-fixed costs borne by CNS in FY11 totaled approximately $4.3 million
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Westell anticipates redeploying resources into OSP growth and reducing additional costs over time

Pro Forma Financial Statements
Pro Forma Financial Statements
Pro forma schedules filed in Westell’s April 21, 2011 Form 8-K follow proscribed SEC guidelines.
Unfortunately, management believes that the 8-K disclosures provide limited information concerning the effects of the transaction on
Westell’s continuing business.
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The guidelines do not deal effectively with the partial sale of a division like CNS, which uses a significant amount of shared resources.
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The guidelines limit pro forma adjustments to those that are directly attributable to the transaction and are factually supportable (i.e., without judgments).
•
Guidelines do not allow for the pro forma effect of shared allocations or of cost-saving actions that could have been taken by management.
•
As a result, all costs shared between the sold and retained businesses in the prior periods are reflected with the retained businesses.
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Guidelines allow for separate disclosure of the expected cost savings in the notes to the pro forma financial statements.  In Westell’s case:
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Many associated resources were transferred directly to NETGEAR, including 25 CNS employees. There is also expected to be an additional reduction of 10 employees as a direct result of the transaction. The expected reduction in the annual expense run-rate associated with these 35 people is approximately $4.7 million.
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Marketing and engineering/R&D costs can generally be sized to the business, and costs are expected to decline with reductions in the CNS business.
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Other costs also may be reduced, either immediately or over time.

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WESTELL

8 Westell’s Future Look Westell’s Future Look Outside Plant Outside Plant Systems Systems Conference Conference Plus Plus Homecloud Homecloud

Westell Strategy for the Future
Westell Strategy for the Future
Grow Outside Plant Systems
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Organic growth focused on cellular backhaul, eSmartAccess family of Ethernet products, systems integration, customized and semi-customized products, and extensions of product lines
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Inorganic growth through prudent acquisitions targeted to complement OSP customer, product and market strengths
Maintain Conference Plus contributions and momentum
Harvest retained CNS business
Develop and launch Homecloud
Size the remaining cost base to the business
Deploy cash prudently to:
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Grow OSP
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Return value to shareholders